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                                                                      EXHIBIT 12

                              AMSCAN HOLDINGS, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                        (IN THOUSANDS, EXCEPT RATIO DATA)

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
                                                                                 YEARS ENDED DECEMBER 31,
                                                         ----------------------------------------------------------------------
                                                             1999           2000           2001           2002          2003
                                                         ------------    -----------    -----------    ----------    ----------
Earnings:
Income before taxes and minority interests               $     17,380    $    13,539    $    18,793    $   27,234    $   27,327
Add: fixed charges                                             29,998         29,847         28,355        26,205        31,031
Deduct: interest capitalized                                                    (223)          (981)
                                                         ------------    -----------    -----------    ----------    ----------

Earnings, as adjusted                                    $     47,378    $    43,163    $    46,167    $   53,439    $   58,358
                                                         ============    ===========    ===========    ==========    ==========

Computation of fixed charges:
   Interest, expensed and capitalized                    $     26,985    $    26,834    $    25,205    $   21,970    $   26,609
   Interest portion of rent expense                             3,013          3,013          3,150         4,235         4,422
                                                         ------------    -----------    -----------    ----------    ----------
    Total fixed charges                                  $     29,998    $    29,847    $    28,355    $   26,205    $   31,031
                                                         ============    ===========    ===========    ==========    ==========

Ratio of earnings to fixed charges                                1.6x           1.4x           1.6x          2.0x          1.9x
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